Exhibit 10.105

Re: Election re Class P Common Unit

Dear Mr. James Levin,

Reference is made to the Amended and Restated Partner Agreement between Sculptor Capital LP and the James Levin (the “Limited Partner”), dated as of February 16, 2018, the Amended and Restated Partner Agreement between Sculptor Capital Advisors LP and the Limited Partner, dated as of February 16, 2018, and the Amended and Restated Partner Agreement between Sculptor Capital Advisors II LP and the Limited Partner, dated as of February 16, 2018, each as amended by the Omnibus Agreement entered into by and among the Limited Partner and Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP (together with Sculptor Capital LP and Sculptor Capital Advisors LP, the “Operating Partnerships”), the Amendment to the Partner Agreement between each of the Operating Partnerships and the Limited Partner, dated as of June 9, 2020, the Second Amendment to the Partner Agreement between each of the Operating Partnerships, and James Levin, dated as of January 29, 2021 and the Third Amendment to the Partner Agreement between each Operating Partnership and the Limited Partner, dated as of December 17, 2021, as may be further amended, supplemented or restated from time to time (collectively, the “Partner Agreements”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Amended and Restated Agreements of Limited Partnership of the Operating Partnerships (collectively, the “LPAs”)).

You are being provided with an opportunity to cancel the 1,000,000 existing Class P Units issued to you in 2017 pursuant to the Partner Agreements and receive the following:

•

214,286 performance-based restricted Class A shares of Sculptor Capital Management, Inc. (“Performance Shares”), which award shall be subject to the terms and conditions of a Performance-Based Restricted Share Award Agreement in substantially the form attached hereto as Exhibit A; and

•

285,714 Class P-4 Common Units in each of the Partnerships, which award shall be subject to the terms and conditions of a Class P-4 Common Unit Award Agreement in substantially the form attached hereto as Exhibit B.

If you elect to receive the Performance Shares and Class P-4 Common Units as described above, the previously granted Class P Common Units shall be forfeited for no consideration and the Performance Shares and Class P-4 Common Units will be granted to you on December 17, 2021. If you elect to not receive the Performance Shares and Class P-4 Common Units, you will retain your existing Class P Common Units, which shall remain subject to the terms and conditions applicable to such award. For the avoidance of doubt, Class P-4 Common Units will (i) constitute Och-Ziff Operating Group P Units (as such term is defined in the Exchange Agreement, dated as of March 1, 2017 (with an award consistent with the terms of the Partner Agreements), by and among Sculptor Capital Management Inc., and the other parties thereto) and (ii) be entitled to rights set forth in Section 3.1(j)(ii) through 3.1(j)(v) of the LPAs, in each case subject to the terms and conditions as set forth therein.

☐	I wish to forfeit my existing Class P Common Units and receive Performance Shares and Class P-4 Common Units described above.

☐	I wish to retain my existing Class P Common Units.

This letter agreement embodies the entire agreement between the parties with respect to the election described herein and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the same. This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument, and may only be amended or modified by a written instrument signed by each of the parties hereunder. This letter agreement shall be governed by Section 10.4 of each of the LPAs (Applicable Law; Submission to Jurisdiction; Severability).

[Signature page follows]

Please confirm whether you wish to either (x) retain your existing Class P Common Units or (y) forfeit your existing Class P Common Units and receive the Performance Shares and Class P-4 Common Units by completing the above election and returning a copy of this letter agreement to the Operating Partnerships by no later than December 17, 2021. If you do not timely return this letter agreement, you shall be deemed to have elected to retain your existing Class P Common Units.

Acknowledge and agreed:

/s/ James Levin
James Levin

Sculptor Capital LP

By:	Sculptor Capital Holding
Corporation, its general partner

/s/ Dava Ritchea
Name:	Dava Ritchea
Title:	Chief Financial Officer

Sculptor Capital Advisors LP

By:	Sculptor Capital Holding
Corporation, its general partner

/s/ Dava Ritchea
Name:	Dava Ritchea
Title:	Chief Financial Officer

Sculptor Capital Advisors II LP

By:	Sculptor Capital Holding
Corporation, its general partner

/s/ Dava Ritchea
Name:	Dava Ritchea
Title:	Chief Financial Officer

[Signature Page to Class P Election]

Exhibit A

MANAGEMENT SHAREHOLDER VALUE CREATION PLAN

PERFORMANCE-BASED RESTRICTED SHARE AWARD AGREEMENT

This CLASS A PERFORMANCE-BASED RESTRICTED SHARE AWARD AGREEMENT (this “Award Agreement”), dated as of December 17, 2021 (the “Date of Grant”), is made by and between Sculptor Capital, LP (“SC”), Sculptor Capital Advisors LP (“SCA”), and Sculptor Capital Advisors II LP (“SCAII,” and together with SC and SCA, the “Operating Partnerships”), and James Levin (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Och-Ziff Capital Management Group LLC 2013 Incentive Plan (the “Plan”) or, if not defined therein, the Amended and Restated Agreement of Limited Partnership of the applicable Operating Partnership dated as of February 7, 2019 (as amended, modified, supplemented or restated from time to time, the “Partnership Agreements”). Where the context permits, references to any Operating Partnership shall include any successor to such Operating Partnership.

1.    Grant of Performance Shares.

(a)    Subject to all of the terms and conditions of this Award Agreement, the Plan, and the Partner Agreement (as defined below), the Operating Partnerships hereby grant to the Participant 214,286 Class A performance-based Restricted Shares (the “Performance Shares”) in Sculptor Capital Management, Inc. (the “Company”).

(b)    For purposes of this Award Agreement, “Partner Agreement” means the Amended and Restated Partner Agreement between each Operating Partnership and the Participant, dated as of February 16, 2018 and effective as of January 1, 2018, as amended by the Omnibus Agreement entered into by and among the Participant and the Operating Partnerships, dated as of February 7, 2019, the Amendment to the Partner Agreement between each Operating Partnership and the Participant, dated as of June 9, 2020, the Second Amendment to the Partner Agreement between each Operating Partnership and the Participant, dated as of January 29, 2021, and the Third Amendment to the Partner Agreement between each Operating Partnership and the Participant, dated as of December 17, 2021, as may be further amended, supplemented or restated from time to time.

2.    Vesting of the Performance Shares; Dividends.

(a)    The term “vest” as used herein with respect to any Performance Share means the lapsing of the restrictions described herein with respect to such Performance Share. Unless earlier terminated, forfeited, relinquished or expired, the Performance Shares will vest in accordance with the vesting schedule set forth in Exhibit A hereto (the “Vesting Schedule”).

(b)    Any Performance Shares that have satisfied a Performance Condition (as such term is defined in the Vesting Schedule) shall have such rights with respect to dividends declared by the Company on Class A Shares (“Distributions”) as are carried by other Class A Shares; provided that any Distributions payable with respect to such Performance Shares that have not met the Service Condition (as such term is defined in the Vesting Schedule) (“Eligible Shares”) at the time of the payment of such Distributions shall be paid to the Participant by issuing to him a number of Class A Shares equal to (x) the aggregate Distributions payable with respect to the Eligible Shares divided by (y) the Fair Market Value of a Class A Share on the date (or the immediately preceding trading day as determined by the Administrator in its discretion) on which Distributions are otherwise paid to holders of vested Class A Shares (any such newly issued Class A Shares, “Dividend Equivalent Shares”). Dividend Equivalent Shares will be subject to the same Service Conditions as the Eligible Shares and shall only become vested if, when and to the extent such underlying Eligible Shares vest. No Performance Share shall have rights to Distributions declared prior to the date on which such Performance Share has satisfied a Performance Condition.

3.    Evidence of Ownership of Shares; Restrictions.

(a)    Any share certificate or other evidence of ownership of the Performance Shares will be in the name of the Participant but will be held by the Operating Partnerships until such time (if ever) that the Performance Shares vest. The Participant agrees that, upon request of the Operating Partnerships, he will deliver to the Operating Partnerships share powers or other instruments of transfer or assignment, duly endorsed in blank with signature guaranteed, corresponding to each certificate for Performance Shares or distributions thereon. If the Participant shall fail to provide the Operating Partnerships with any such share power or other instrument of transfer or assignment, the Participant hereby irrevocably appoints the Chief Legal Officer of the Operating Partnerships as his attorney-in-fact, which appointment shall be deemed coupled with an interest, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Performance Shares (or assignment of distributions thereon) on the books and records of the Operating Partnerships.

(b)    The Performance Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until vested in accordance with the terms of the Vesting Schedule and until any additional requirements or restrictions contained in this Award Agreement, the Plan and the Partner Agreement have been otherwise satisfied, terminated or expressly waived by the Operating Partnerships in writing; provided, however, that the foregoing shall not prohibit the assignment or transfer of any Performance Shares to (i) a transferee of the Participant pursuant to the applicable laws of descent and distribution, (ii) a spouse or lineal descendant (whether natural or adopted) of the Participant, or (iii) any Related Trust (as such term is defined in the Partnership Agreements), in each case subject to a risk of forfeiture until vested in accordance with the terms of the Vesting Schedule and until any additional requirements or restrictions contained in this Award Agreement, the Plan and the Partner Agreement have been otherwise satisfied, terminated or expressly waived by the Operating Partnerships in writing.

4.    Tax Matters.

(a)    As a condition to the grant and vesting of the Performance Shares, the Participant acknowledges and agrees that he is responsible for the payment of all income and employment taxes (and any other applicable taxes) payable in connection with the grant or vesting of, or otherwise in connection with, the Performance Shares. Each Operating Partnership shall have the power and the right to require the Participant to remit to such Operating Partnership such amount as is determined by the Operating Partnership to satisfy all applicable federal, state, and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement. The Participant authorizes each Operating Partnership and its Subsidiaries to withhold such amounts due hereunder from any payments otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his obligations under the preceding provisions of this Section.

(b)    The Participant acknowledges and agrees that he shall not file, or cause to be filed, an election pursuant to Section 83(b) of the Code with respect to the grant of the Performance Shares.

(c)    Promptly following any Vesting Date (as defined below), or earlier date when both the Service Condition and Performance Condition are met (or deemed met), the Operating Partnerships, or the Company, shall have the right to acquire from the Participant Performance Shares at Fair Market Value equal in value to the United States federal, state and local taxes expected to be incurred by the Participant with respect to the vesting of the Performance Shares (upon delivery by the Participant to the Operating Partnerships of such documentation supporting the amount so owed as the Operating Partnerships may reasonably request).

5.    Award Agreement Subject to Plan and Partner Agreement. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement, the Plan and the provisions of the Partner Agreement, the provisions of this Award Agreement shall govern.

6.    No Rights to Continuation of Active Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue as a limited partner of, or otherwise in the employ or service of, an Operating Partnership or any of its Subsidiaries or Affiliates, or shall interfere with or restrict the right of an Operating Partnership or its Subsidiaries or Affiliates, as the case may be, to terminate the Participant’s active involvement at any time for any reason whatsoever, with or without cause.

7.    Governing Law; Submission to Jurisdiction. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The Participant hereby submits to and accepts for himself and in respect of his property, generally and unconditionally, the exclusive jurisdiction of the state and federal courts of the State of Delaware for any dispute arising out of or relating to this Award Agreement or the breach, termination or validity thereof. The Participant further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified or registered mail return receipt requested or by receipted courier service to the Participant at the address for the Participant in the books and records of each Operating Partnership.

8.    Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, permitted transferees, assignees and successors in interest, and upon the Operating Partnerships and their respective successors and assignees, subject to the terms of the Plan.

9.    No Assignment. Except as expressly set forth in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

10.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement or that may reasonably be required of the Participant by the Operating Partnerships, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

11.    Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

12.    Entire Award Agreement. This Award Agreement, the Plan and the Partner Agreement contain the entire agreement and understanding among the parties as to the subject matter hereof.

13.    Headings. Section headings (including those in Exhibit A attached hereto) are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

14.    Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

15.    Amendment. Except as specifically provided in the Partner Agreement, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first set forth above.

SCULPTOR CAPITAL LP
By:	Sculptor Capital Holding Corporation, its General Partner

By:
Name:	Dava Ritchea
Title:	Chief Financial Officer

SCULPTOR CAPITAL ADVISORS LP
By:	Sculptor Capital Holding Corporation, its General Partner

By:
Name:	Dava Ritchea
Title:	Chief Financial Officer

SCULPTOR CAPITAL ADVISORS II LP
By:	Sculptor Capital Holding Corporation, its General Partner

By:
Name:	Dava Ritchea
Title:	Chief Financial Officer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement.

PARTICIPANT

Signature

Name:	James Levin

Address:

MANAGEMENT SHAREHOLDER VALUE CREATION PLAN

PERFORMANCE-BASED RESTRICTED SHARE AWARD AGREEMENT

EXHIBIT A

1.    General Vesting Schedule.

a.    Vesting. The Performance Shares shall vest as specified below upon the satisfaction of both the Service Condition and the applicable Performance Condition (each as defined below) (each date on which both the Service Condition and the applicable Performance Condition have been met with respect to any Performance Share, a “Vesting Date”); provided, that, subject to Section 2 below, the Participant remains an Active Individual LP (as defined in the Partner Agreement) through the applicable Vesting Date (and has not resigned or provided notice of his resignation on or before such date); provided, further, that any Performance Share that has not vested as of the seventh anniversary of the Date of Grant (the period from the Date of Grant through the seventh anniversary thereof, the “Performance Period”) shall be forfeited automatically. The Performance Condition may be satisfied at any time prior to the end of the Performance Period (including, for the avoidance of doubt, prior to the Service Condition being satisfied).

b.    Service Condition. The “Service Condition” shall be satisfied as to one-third of the Performance Shares on each of the third, fourth and fifth anniversaries of the Date of Grant (each date, a “Service Condition Date”) (with the number of Performance Shares pursuant to which the Service Condition is satisfied on the first two Service Condition Dates being rounded to the nearest whole share and the Service Condition being satisfied as to 100% of the Performance Shares on the fifth anniversary of the Date of Grant); provided, that, subject to Section 2 below, the Participant remains an Active Individual LP (as defined in the Partner Agreement) through the applicable Service Condition Date (and has not resigned or provided notice of his resignation on or before such date).

c.    Performance Condition. The “Performance Condition” shall be satisfied as to the percentage of Performance Shares set forth below on the date on which the threshold Total Shareholder Return specified below has been achieved during the Performance Period.

Total Shareholder Return Threshold	Percentage of Performance Shares
25%	33.3%
39%	33.3%
53%	33.4%

d.    Definitions.

i.     “Average Share Price” for any period shall mean the average closing price of a Class A Share reported on the New York Stock Exchange (or any other national securities exchange on which the Class A Shares are then listed) for the trading days that occur during such period.

ii.     “Reference Price” for a Class A Share means the greater of (A) twenty-four dollars ($24) and (B) the Average Share Price for the trading days between January 1, 2021 and the Date of Grant.

iii.    “Total Shareholder Return” for a Class A Share as of any date means a fraction, (i) the numerator of which is the sum of (A) the increase in the Average Share Price for the previous 60 calendar days compared to the Reference Price as of the Date of Grant and (B) the aggregate amount of distributions made in respect of one Class A Share after the Date of Grant, and (ii) the denominator of which is the Reference Price as of the Date of Grant, subject to any equitable adjustments for stock splits and other capitalization changes. The “Total Shareholder Return” for any Class A Share shall not take into account more than $4.00 (subject to any equitable adjustments for stock splits and other capitalization changes) of aggregate distributions per Class A Share during the period beginning on the Date of Grant until the end of the Distribution Holiday (as defined in the Partner Agreement).

2.    Termination upon Withdrawal. Upon a Withdrawal for any reason, (x) all Performance Shares that have met the Service Condition and the Performance Condition shall be retained by the Participant and (y) any unvested Performance shares shall be treated as follows:

a.    Withdrawal for Cause; Withdrawal due to Resignation. If the Participant is subject to a Withdrawal for Cause or a Withdrawal due to Resignation (as such terms are defined in the Partner Agreement), all of the then-unvested Performance Shares then held by the Participant shall be forfeited as of the date of such Withdrawal.

b.    Withdrawal without Cause. If the Participant is subject to a Withdrawal without Cause (as defined in the Partner Agreement), the Service Condition shall be deemed to be satisfied with respect to a number of additional Performance Shares equal to (x) the number of Performance Shares (i.e., 214,286), multiplied by the number of months from the Date of Grant through the date of such Withdrawal, divided by sixty (60) (the “Covered Shares”), plus (y) the number of Performance Shares less the number of Covered Shares, which difference is then multiplied by 50%, less (z) the number of Performance Shares that had, prior to such Withdrawal, satisfied the Service Condition. The portion of the Performance Shares that have satisfied, or been deemed to have satisfied, the Service Condition (but have not yet satisfied the Performance Condition) as of the date of such Withdrawal shall remain outstanding and eligible to vest upon satisfaction of the Performance Condition until the second anniversary of the effective date of such Withdrawal; provided, that any unvested Performance Shares that have not satisfied the Performance Condition on or prior to the earlier of (A) such second anniversary or (B) the last day of the Performance Period shall be forfeited.

c.    Death or Disability. In the event the Participant ceases to be an Active Individual LP due to his death or Disability (as defined in the Partnership Agreements), the Service Condition shall be waived and the Performance Shares shall remain outstanding and eligible to vest upon satisfaction of the Performance Condition until the second anniversary of the date of such death or Disability; provided, that any unvested Performance Shares that have not satisfied the Performance Condition on or prior to the earlier of (A) such second anniversary or (B) the last day of the Performance Period shall be forfeited.

3.    Change of Control. The provisions of Section 11 of the Plan shall not apply to the Performance Shares. Rather, in the event of a Change of Control (as such term is defined in the Partnership Agreements), (x) all Performance Shares that have met the Service Condition and the Performance Condition shall be retained by the Participant and (y) with respect to any unvested Performance Shares, the Service Condition shall be waived and the Performance Condition shall be satisfied to the extent that such Change of Control results in achievement of the applicable Total Shareholder Return Threshold set forth in the table above. If the Total Shareholder Return achieved in a Change of Control is determined to be between any of the Total Shareholder Return Thresholds set forth in the table above, the determination of the number of Performance Shares that become vested in such Change of Control shall be determined by applying linear interpolation. With respect to any portion of the unvested Performance Shares (including any equity received in exchange of such Performance Shares) that do not satisfy the applicable Performance Condition in such Change of Control (referred to herein as the “Carryover Shares”), (i) 25% of such Carryover Shares shall be deemed to have satisfied the applicable Performance Condition immediately prior to such Change of Control and become fully vested and (ii) 75% of the Carryover Shares will remain outstanding and eligible to vest on the same terms and conditions as the Performance Shares.

4.    Continued Compliance with Restrictive Covenants; Release. The Participant’s rights to any payments or other benefits under this Award Agreement, including the acceleration or continuation of any vesting of any Performance Shares under this Award Agreement, to be paid or provided after the Participant has ceased to be an Active Individual LP for any reason, are conditioned upon (i) the Participant’s execution and non-revocation of a general release agreement in the form attached as Exhibit A to the Partnership Agreements, subject only to revisions necessary to reflect changes in applicable law, and (ii) the Participant complying in all respects with the Partnership Agreements (as modified by the Partner Agreement) including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Competition, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the Partnership Agreements. If the general release is not executed and effective no later than fifty-three (53) days following the Participant’s Withdrawal or Special Withdrawal pursuant to Section 8.3(g) of the Partnership Agreements, or if the Participant timely revokes his execution thereof, the Operating Partnerships shall have no further obligations under this Award Agreement to the Participant, and all Performance Shares then held by the Participant, if any, shall be forfeited.

Exhibit B

Form of Class P-4 Common Units

Class P-4 Common Unit Award Agreement

December 17, 2021

To James Levin:

Dear James:

We are pleased to confirm that you have been awarded a conditional grant of Class P-4 Common Units (the “Class P-4 Units”) in each of Sculptor Capital, LP (“SC”), Sculptor Capital Advisors LP (“SCA”), and Sculptor Capital Advisors II LP (“SCAII,” and together with SC and SCA, the “Partnerships”), in each case, pursuant to the limited partnership agreement of the applicable Partnership (such limited partnership agreements, the “LPAs”) (your “Class P-4 Grants”). Capitalized terms used in this Award Agreement (this “Award Agreement”) and not defined herein will have the meaning assigned to them in the LPAs.

Your Class P-4 Grants shall be conditionally issued to you by the Partnerships in the numbers specified below and effective as of the date of grant specified below:

Class P-4 Grants:

(1) SC Class P-4 Units: 285,714 Class P-4 Units in SC

(2) SCA Class P-4 Units: 285,714 Class P-4 Units in SCA

(3) SCAII Class P-4 Units: 285,714 Class P-4 Units in SCAII

Date of Grant: December 17, 2021

Certain Defined Terms

Notwithstanding anything to the contrary in the LPAs, the following defined terms shall apply to your Class P-4 Units:

“Cause” for purposes of these Class P-4 Units shall have the meaning ascribed to such term in the 2018 Partner Agreement.

“Class P Service Condition” or “Service Condition” shall be satisfied as to one-third of the Class P-4 Units on each of the third, fourth and fifth anniversaries of the Date of Grant (each date, a “Service Condition Date”) (with the number of Class P-4 Units pursuant to which the Service Condition is satisfied on the first two Service Condition Dates being rounded to the nearest whole unit and the Service Condition being satisfied as to 100% of the Class P-4 Units on the fifth anniversary of the Date of Grant); provided, that, except as otherwise contemplated in this Award Agreement, you remain an Active Individual LP through the applicable Service Condition Date (and you have not resigned or provided notice of your resignation on or before such date).

“Class P Performance Condition” or “Performance Condition” shall be satisfied as to the percentage of Class P-4 Units set forth below on the date on which the Total Shareholder Return specified below has been achieved during the Class P Performance Period.

Total Shareholder Return Threshold	Percentage of Class P-4 Units
66%	25%
80%	25%
94%	25%
108%	25%

“Class P Performance Period” means the period beginning on the Date of Grant and ending on the seventh anniversary of the Date of Grant.

“Reference Price” means the greater of (x) twenty-four dollars ($24) and (y) the Average Share Price for the trading days between January 1, 2021 and the Date of Grant.

“Total Shareholder Return” means, as of any date, a fraction, (i) the numerator of which is the sum of (A) the increase in the Average Share Price for the previous 60 calendar days compared to the Reference Price as of the Date of Grant and (B) the aggregate amount of distributions made in respect of one Class A Share after the Date of Grant, and (ii) the denominator of which is the Reference Price, subject to any equitable adjustments for stock splits and other capitalization changes. The “Total Shareholder Return” for any Class P-4 Unit shall not take into account more than $4.00 (subject to any equitable adjustments for stock splits and other capitalization changes) of aggregate distributions per Class A Share during the period beginning on the Recapitalization Date until the end of the Distribution Holiday.

“2018 Partner Agreement” shall mean the Amended and Restated Partner Agreement between each Partnership and the Participant, dated as of February 16, 2018 and effective as of January 1, 2018, as amended by the Omnibus Agreement entered into by and among the Participant and the Partnerships, dated as of February 7, 2019, the Amendment to the Partner Agreement between each Partnership and the Participant, dated as of June 9, 2020 and the Second Amendment to the Partner Agreement between each Partnership and the Participant, dated as of January 29, 2021, and the Third Amendment to the Partner Agreement between each Partnership and the Participant, dated as of December 17, 2021, as may be further amended, supplemented or restated from time to time.

Interim Distributions

Any Class P-4 Unit that has satisfied a Class P Performance Condition but not yet met the Class P Service Condition (as such terms are defined above) (“Eligible Units”) shall have a notional right to any distributions made on Class A Units (“Distributions”); provided, that any Distributions payable with respect to such Class P-4 Units shall be paid to the Participant by issuing to him a number of Class P-4 Units equal to (x) the aggregate Distributions payable with respect to the Eligible Units divided by (y) the Fair Market Value of a Class A Share on the date (or the immediately preceding trading day as determined by the Partnerships in their discretion) on which Distributions are otherwise paid to holders of Class A Units (any such newly issued Class P-4 Units, “Dividend Equivalent P Units”). Dividend Equivalent P Units will be subject to the same Class P Service Conditions as the Eligible Units and shall only become vested if, when and to the extent such underlying Eligible Units vest. No Class P-4 Units shall have rights to Distributions with a record date prior to the date on which such Class P-4 Units have satisfied a Class P Performance Condition.

Vesting (General)

The Class P-4 Units shall vest as specified above upon the satisfaction of both the Class P Service Condition and the applicable Class P Performance Condition (each date on which both the Class P Service Condition and the applicable Class P Performance Condition have been met with respect to any Class P-4 Unit, a “Vesting Date”; provided, that, except as otherwise set forth in this Award Agreement, you remain an Active Individual LP through the applicable Vesting Date (and have not resigned or provided notice of your resignation on or before such date); provided, further, that any Class P-4 Unit that has not vested as of last day of the Class P Performance Period shall be forfeited automatically. Notwithstanding anything to the contrary in the LPAs, the Performance Condition of the Class P-4 Units may be satisfied at any time (including, for the avoidance of doubt, prior to the Service Condition being satisfied).

Treatment upon Withdrawal

Notwithstanding anything to the contrary in the LPAs, (x) upon a Withdrawal for any reason, you shall retain all Class P-4 Units that have met the Service Condition and Performance Condition and (y) any unvested Class P-4 Units shall be treated as follows:

•

Withdrawal for Cause; Withdrawal due to Resignation. If you are subject to a Withdrawal for Cause or a Withdrawal due to Resignation (as such terms are defined in the 2018 Partner Agreement), all of the then-unvested Class P-4 Units shall be forfeited and cancelled as of the date of such Withdrawal.

•

Withdrawal without Cause. If you are subject to a Withdrawal without Cause (as defined in the 2018 Partner Agreement), the Service Condition shall be deemed to be satisfied with respect to a number of additional Class P-4 Unit equal to (x) the number of Class P-4 Units, multiplied by the number of months from the Date of Grant through the date of such Withdrawal, divided by sixty (60) (the “Covered Units”), plus (y) the number of Class P-4

Units less the number of Covered Units, which difference is then multiplied by fifty percent (50%), less (z) the number of Class P-4 Units that had, prior to such Withdrawal, satisfied the Service Condition. The portion of the Class P-4 Units that have satisfied, or been deemed to have satisfied, the Service Condition (but not yet satisfied the Performance Condition) as of the date of such Withdrawal shall remain outstanding and eligible to vest upon satisfaction of the Performance Condition until the second anniversary of the effective date of such Withdrawal; provided, that any unvested Class P-4 Units that have not satisfied the Performance Condition on or prior to the earlier of (A) such second anniversary or (B) the last day of the Performance Period shall be forfeited.

•

Death or Disability. In the event you cease to be an Active Individual LP due to your death or Disability, the Service Condition shall be waived and the Class P-4 Units shall remain outstanding and eligible to vest upon satisfaction of the Performance Condition until the second anniversary of the date of such death or Disability; provided, that any unvested Class P-4 Units that have not satisfied the Performance Condition on or prior to the earlier of (A) such second anniversary or (B) the last day of the Performance Period shall be forfeited.

Treatment upon Change of Control

In the event of a Change of Control (as such term is defined in the LPAs), (x) all Class P-4 Units that have met the Service Condition and Performance Condition shall be retained by you and (y) with respect to any unvested Class P-4 Units, the Service Condition shall be waived and the Performance Condition shall be satisfied to the extent that such Change of Control results in achievement of the applicable Total Shareholder Return Threshold set forth in the table above. If the Total Shareholder Return achieved in a Change of Control is determined to be between any of the Total Shareholder Return Thresholds set forth in the table above, the determination of the number of Class P-4 Units that become vested in such Change of Control shall be determined by applying linear interpolation. With respect to any portion of the unvested Class P-4 Units (including any equity received in exchange of such Class P-4 Units) that do not satisfy the applicable Performance Condition in such Change of Control (referred to herein as the “Carryover Units”), (i) 25% of such Carryover Units shall be deemed to have satisfied the applicable Performance Condition immediately prior to such Change of Control and (ii) 75% of the Carryover Units will remain outstanding and eligible to vest on the same terms and conditions as the Class P-4 Units.

Condition to Vesting

Your rights to any payments or other benefits under this Award Agreement, including the acceleration or waiver of vesting or continued eligibility to become vested in any Class P-4 Units under this Award Agreement, to be paid or provided after you have ceased to be an Active Individual LP for any reason, are conditioned upon (i) your execution and non-revocation of a general release agreement in the form attached as Exhibit A to the LPAs, subject only to revisions necessary to reflect changes in applicable law, and (ii) your complying in all respects with the

LPAs (as modified by the 2018 Partner Agreement) including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Competition, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the LPAs. If the general release is not executed and effective no later than fifty-three (53) days following your Withdrawal or Special Withdrawal, or if you timely revoke your execution thereof, the Partnerships shall have no further obligations under this Award Agreement, and all Class P-4 Units to the extent not yet vested, if any, shall be forfeited.

Other Conditions

The Class P-4 Units constituting each of your Class P-4 Grants is subject to, and conditional on, your compliance with the conditions specified in the LPAs and, by signing this Award Agreement, you acknowledge (i) your receipt of your Class P Unit Grants described above, (ii) your receipt of the LPAs, and (iii) that the Class P-4 Units are subject to the terms and conditions of the LPAs (as modified by this Award Agreement). For the avoidance of doubt, Class P-4 Common Units will (i) constitute Och-Ziff Operating Group P Units (as such term is defined in the Exchange Agreement, dated as of March 1, 2017, by and among Sculptor Capital Management Inc. and the other parties thereto) and (ii) be entitled to rights set forth in Section 3.1(j)(ii) through 3.1(j)(v) of the LPAs, in each case subject to the terms and conditions as set forth therein.

This Award Agreement may be signed in counterparts and all signed copies of this Award Agreement will together constitute one original. This Award Agreement shall be a “Partner Agreement” (as defined in the LPAs).

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Please sign this Award Agreement in the space provided below to confirm your Class P-4 Unit and return a copy at your earliest convenience.

Acknowledge and agreed:

James Levin

Sculptor Capital LP

By:	Sculptor Capital Holding
Corporation, its general partner

Name:	Dava Ritchea
Title:	Chief Financial Officer

Sculptor Capital Advisors LP

By:	Sculptor Capital Holding
Corporation, its general partner

Name:	Dava Ritchea
Title:	Chief Financial Officer

Sculptor Capital Advisors II LP

By:	Sculptor Capital Holding
Corporation, its general partner

Name:	Dava Ritchea
Title:	Chief Financial Officer